STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (hereafter, the "Agreement"), dated as of June 1, 2016 (the "Closing Date"), is entered into between Anthony R. Smith (hereafter, the "Seller") and EVIO, Inc., an Oregon corporation (hereafter, the "Buyer") (collectively, the "Parties").

RECITALS

WHEREAS, Seller owns beneficially and of record 100 shares of common stock of Smith Scientific Industries, Inc., an Oregon corporation (hereafter, the "Company"), and the Shares are the only issued and outstanding capital stock of the Company; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, 80 of the Shares (hereafter, the "Shares") on the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. SALE AND PURCHASE

Section 1.01 Sale and Purchase of the Stock. On the Closing Date, the Seller will sell the Shares to the Buyer and the Buyer will purchase the Shares from the Seller, the Shares constituting 80% of the issued and outstanding capital stock of the Company on the Closing Date. The Seller will transfer the Shares to the Buyer free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature whatsoever.

Section 1.02 Purchase Price. The purchase price for the Shares is $636,000.00 (hereafter, the "Purchase Price").

Section 1.03 Payment of the Purchase Price.

(a) Cash Payment. On the Closing Date, Buyer shall deliver to Seller, by any mutually satisfactory means, a down payment in the amount of $100,000.00 (hereafter, the "Cash Payment"). The down payment will be paid in three installments as per Exhibit A (the "Promissory Note").

(b) Stock Payment. Within two business days after the Closing, the Buyer will initiate a transfer, to the account specified by the Selling Member, $300,000.00 worth of the Series "C" preferred stock of Signal Bay Inc., a Colorado corporation (OTCMKTS: SGBY).

(c) Promissory Note. On the Closing Date, Buyer shall execute a Promissory Note in the form of that attached hereto as Exhibit A (the "Promissory Note") in the amount of $236,000.00, to be paid in equal annual installments at 5% interest over a period of 3 years.

Article II. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

Seller hereby represents and warrants to Buyer, and covenants with Buyer, as follows:

Section 2.01 Authority of Seller. Seller has full power and authority to enter into this Agreement, to carry out their obligations under this Agreement, and to consummate the contemplated transactions of Seller. The execution and delivery by Seller of this Agreement, the performance by Seller of their obligations and the consummation by Seller of the contemplated transactions have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

Section 2.02 Organization, Authority and Qualification of the Company. The Company is a corporation duly incorporated and legally existing under the laws of the state of Oregon and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits, and authorizations necessary to own and operate its properties and to carry on its business as now or previously conducted. The copies of the Company's articles of incorporation and bylaws that have been furnished to the Buyer reflect all amendments made thereto at any time before the Closing Date and are correct and complete.

Section 2.03 Capital Stock and Related Matters. The authorized capital stock of the Company consists of 1,000 shares of common stock, 100 of which are issued and outstanding, and no other capital stock of the Company is issued and outstanding. The Company does not have outstanding and has not agreed, orally or in writing, to issue any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding nor has it agreed, orally or in writing, to issue any options or rights to purchase or otherwise to acquire its capital stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise to acquire or retire any shares of its capital stock. The Company has not violated any applicable securities laws or regulations in connection with the offer or sale of its securities. All the outstanding shares of the Company's capital stock are validly issued, fully paid, and nonassessable. The Seller has (and on the Buyer's purchase of the Shares pursuant to the terms of this Agreement, the Buyer will have) good and marketable title to the Shares, free and clear of all pledges, security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions regarding marketability imposed by securities laws. Assuming that the representations in Section 3.03 are true and correct, neither the Seller nor the Company has violated or will violate any applicable securities laws in connection with the offer or sale of the Shares to Buyer under this Agreement.

Section 2.04 Agreement Will Not Cause Breach or Violation. The execution, delivery and performance of this Agreement by Seller does not, and the consummation of the transaction contemplated hereby will not, (a) conflict with any provision of Seller's operating documents or, in the absence of operating documents, the laws of the State of Oregon; (b) result in a breach of or default under any other agreement to which Seller are a party or by which they are bound; or (c) violate any law applicable to Seller or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon Seller.

Section 2.05 Binding Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes Seller's valid and binding agreement, enforceable against Seller in accordance with and subject to its terms.

Section 2.06 No Adverse Consequence. Neither the execution and delivery of this Agreement by the Seller or the Company nor the consummation of the Purchase will (a) result in the creation or imposition of any lien, security interest, charge, or encumbrance on any of the Company's assets or properties; (b) violate or conflict with any provision of the Seller's or the Company's articles of incorporation or bylaws; (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to either the Seller or the Company; or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit to the Company under, or constitute a default under (whether by virtue of the application of a "change of control" provision or otherwise) any agreement, instrument, license, or permit to which either the Seller or the Company is a party or by which either of them is bound.

Section 2.07 No Default. Except as set forth on the Disclosure Schedules, attached hereto as Exhibit B, the Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of the Company under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which the Company is a party or by which the Company or the property of the Company is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the Company's business, financial condition, or results of operations.

Section 2.08 Absence of Liabilities. The Disclosure Schedules contains a complete list of the debts, liabilities and other obligations of any nature, whether accrued, absolute, contingent, or otherwise, of the Company. Except as listed on the Disclosure Schedule, the Company has no debts, liabilities, or other obligations whatsoever.

Section 2.09 Contracts.

(a) The Disclosure Schedules lists the contracts of the Company agreed to by Buyer, Seller and the Company (hereafter, "Material Contracts").

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller's knowledge, any other party to the Material Contract is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract and no event or circumstance has occurred or, to Seller's knowledge, will occur (including the execution of this Agreement and the consummation of the transactions contemplated herein) that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof, or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 2.10 Title to Assets; Real Property. The Disclosure Schedules lists the titles to, or valid leasehold interests in, all real property and personal property and other assets of the Company. All such properties and assets (including leasehold interests) are free and clear of encumbrances.

Section 2.11 Insurance. The Disclosure Schedules contains a list of each insurance policy maintained by the Company with respect to [the] properties, assets, and business of the Company, and each such policy is in full force and effect. The Company is not in material default with respect to obligations under any insurance policy maintained for the benefit of the Company.

Section 2.12 Employment Matters.

(a) The Company is and has been at all times up to and including the Closing Date in compliance with all applicable laws respecting employment and employment practices, and terms and conditions of employment.

(b) Except as specified in the Disclosure Schedules, there are no written employment contracts related to any employees of the Company and no consulting contracts to which the Company is a party.

Section 2.13 Taxes. Except as set forth in the Disclosure Schedules:

(a) All tax returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such tax returns are, or will be, true, complete and correct in all respects. All taxes due and owing by the Company (whether or not shown on any tax return) have been, or will be, timely paid.

(b) The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

(d) There is not in force any extension of time with respect to the due date for the filing of any tax return of or with respect to the Company.

(e) There are no encumbrances (other than encumbrances for current period taxes not yet due and payable) on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax.

(f) There are no tax audits or administrative or judicial proceedings are being conducted, pending, or to the knowledge of the Company or the Seller, threatened with respect to the Company.

(g) The Company is not a party to or bound by any tax allocation, sharing or indemnity agreements or arrangements.

Section 2.14 Intellectual Property. The Disclosure Schedules contain an accurate and complete list of all patents, trademarks, trade names, service marks, and copyrights, and all applications for the preceding, currently owned or held subject to license by the Company and use thereof by the Company does not materially infringe on any patents, trademarks, trade names, service marks, or copyrights or any other rights of any person. The Company has not operated and is not operating its business in a manner that infringes the proprietary rights of any other person in any patents, trademarks, trade names, service marks, copyrights, or confidential information. Except as set forth on the Disclosure Schedules, the Company has not received any written notice of any infringement or unlawful use of such property.

Section 2.15 Permits and Licenses. The Disclosure Schedules contain a complete and correct list of all governmental licenses, permits, franchises, easements, and authorizations (collectively, "Permits") held by the Company or required to operate its business. The Company holds, and at all times has held, all Permits necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all governmental bodies, agencies and other authorities having jurisdiction over it or any part of its operations. The Company is in compliance with all the terms of each Permit, and there are no claims of violation by the Company of any Permit. Complete and accurate copies of all Permits have been delivered to the Buyer. All applicable governmental entities and agencies that have issued any Permits have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the Purchase without requiring modification of the Company's rights or obligations under such Permits.

Section 2.16 Compliance with Laws. The Company has not received notice that it is in violation of any applicable federal, state, or local statute, law, ordinance, or regulation affecting the operation of the Company's business.

Section 2.17 Power of Attorney. Except as set forth on the Disclosure Schedules, no material power of attorney or similar authorization given by the Company is currently in effect or outstanding.

Section 2.18 Absence of Litigation. Except as set forth in the Disclosure Schedules, there are no actions pending or, to Seller's knowledge, threatened (a) against or by the Company affecting any of its properties or assets (or by or against Seller or any affiliate of Seller and relating to the Company); or (b) against or by the Company, Seller or any affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 2.19 Brokers. There are no claims for broker's commissions, finder's fees, or similar compensation in connection with the Purchase based on any arrangement or agreement entered into by the Seller or the Company and binding on the Buyer.

Section 2.20 Certain Interests. Neither the Seller nor any officer or director of the Seller or the Company (or any entity owned or controlled by one or more of such parties) (a) has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business or (b) is indebted to the Company. The Company is not indebted to the Seller or any officer or director of the Seller or the Company (or any entity owned or controlled by one or more of such parties) except for amounts due under normal salary arrangements and for reimbursement of ordinary business expenses. The consummation of the Purchase will not (either alone or on the occurrence of any act or event, or with the lapse of time, or both) result in any payment (severance or other) becoming due from the Company to the Seller or any of the officers, directors, or employees of the Seller or the Company (or any entity owned or controlled by one or more of such parties).

Section 2.21 Consents and Approvals. No consent, approval, or authorization of any court, regulatory authority, governmental body, or any other entity or person not a party to this Agreement is required for the consummation of the Purchase. The Company has obtained, or will have obtained before the Closing, all consents, authorizations, or approvals of any third parties required in connection with the execution, delivery, or performance of this Agreement by the Company or the consummation of the Purchase, and no modification of the Company's rights or obligations under any Contract will be required to obtain such consents, authorizations, or approvals. The Company has made or will make all registrations or filings with any governmental authority required for the execution or delivery of this Agreement or the consummation of the Purchase.

Section 2.22 Records. The books of account, minute books, stock certificate books, and stock-transfer ledgers of the Company are complete and accurate in all [material] respects, and there have been no transactions involving the business of the Company that properly should have been set forth in them and that have not been accurately so set forth. Complete and accurate copies of such books, records, and ledgers have been made available to the Buyer.

Section 2.23 Bank Accounts. The Disclosure Schedules contains a complete and accurate list of all the banks or other financial institutions at which the Company maintains accounts or safe-deposit boxes, together with numbers of such accounts and boxes and the names of the persons authorized to draw on them or permitted access to them. All cash in such accounts is held in demand deposits and is not subject to any restriction or limitation regarding withdrawal. All bank accounts of the Company are covered in their entirety by FDIC insurance.

Section 2.24 Accuracy of Representations and Warranties. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to the Buyer by or on behalf of the Company or the Seller with respect to the Purchase contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

Article III. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 3.01 Authority and Capacity of Buyer; No Default of Company. Buyer has all requisite power, authority and legal capacity to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer does not and the consummation of the transaction contemplated hereby will not (a) conflict with any provision of the Buyer's organizing documents; (b) result in a breach of or default under any other agreement to which the Buyer or the Company is a party or by which either is bound; or (c) violate any law applicable to Buyer, or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body applicable to or binding upon Buyer. There are no restrictions on the sale, transfer, or pledge of the Company Shares in the any contracts to which the Company is a party.

Section 3.02 Binding Agreement. This Agreement has been duly and validly executed and delivered by Buyer and constitutes Buyer's valid and binding agreement, enforceable against Buyer in accordance with and subject to its terms.

Section 3.03 Stock. The authorized capital stock of Signal Bay, Inc. consists of 3,000,000,000 shares of Common Stock, of which 527,400,608 shares were issued and outstanding as of the close of business on May 31, 2016, and 10,000,000 shares of Preferred Stock, of which 6,840,0000 shares were issued and outstanding as of the close of business on May 31 2016. All of the Common Stock and Preferred Stock:

(a) has been duly authorized and validly issued;

(b) is fully paid and nonassessable; and

(c) was issued in compliance with all applicable Laws concerning the issuance of securities.

There are no other equity interests of Signal Bay, Inc. issued, authorized or outstanding.

Section 3.04 Investment Representations.

(a) The Buyer is acquiring the Shares for its own account with the intention of holding such securities for purposes of investment, and the Buyer has no intention of selling such securities in a public distribution in violation of the United States securities laws or any applicable state securities laws. During the course of the negotiation of this Agreement, the Buyer has had the opportunity to ask questions of and to receive answers from representatives of the Seller and the Company concerning the Company, the Shares, and the Purchase.

(b) The Buyer understands that the Shares have not been registered under the Securities Act of 1933 as amended (the "Securities Act") or applicable state securities laws, by reason of specific exemptions from the registration provisions of those laws that depend on, among other things, the bona fide nature of the investment intent as expressed in this Agreement.

Article IV. JOINT COVENANTS

Section 4.01 Satisfaction of Conditions. The Seller and the Buyer will each use their best efforts to cause the conditions set forth in Articles IV and V, respectively, to be satisfied.

Section 4.02 Public Announcements. Neither the Buyer, the Seller, nor the Company will make or provide any notice to customers, press release, or other public announcement concerning the transactions contemplated by this Agreement without the prior written consent of all other parties, which consent will not be unreasonably withheld; however, this Section 4.02 will not prevent a party from supplying such information or making statements as required by governmental authority or as necessary for a party to satisfy its legal obligations.

Section 4.03 Action After the Closing. On the reasonable request of any party after the Closing, all other parties will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the Purchase.

Article V. CONDITIONS PRECEDENT TO THE BUYER'S OBLIGATIONS

Each and every obligation of the Buyer under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

Section 5.01 Representations and Warranties; Performance. Each of the representations and warranties made by the Seller and the Company in this Agreement will be true and correct in all material respects as of the Closing Date with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. The Seller and the Company will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing Date.

Section 5.02 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against the Seller, the Company, or the Buyer or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the Purchase, questioning the validity or legality of the Purchase, or seeking damages in connection with the Purchase.

Article VI. CLOSING

Section 6.01 Time, Place, and Manner of Closing. The closing of the Purchase (the "Closing") may be conducted electronically pursuant to Section 8.04 of this Agreement.

Section 6.02 Requirements of Closing. In order for the Closing to be completed and this Agreement to be executed, the following events must occur, without which this Agreement will not be effective:

(a) The Buyer will purchase the Shares from the Seller;

(b) The Seller will transfer the Shares to the Buyer, free of any liens, encumbrances, or restrictions, by executing an assignment in the form agreed to by the parties;

(c) The Seller will provide to Buyer a written opinion of the Seller's attorney, in form and content reasonably acceptable to the Buyer and its lawyer, to the effect that (a) the Company's organization and existence are as stated in this Agreement; (b) the Seller's and the Company's execution and delivery of this Agreement have been authorized by all necessary action; (c) this Agreement is enforceable against the Seller and the Company in accordance with its terms; and (d) except as specified in the opinion, such lawyer does not know of any litigation, claim, proceeding, or governmental investigation pending or threatened against the Company.

(d) The Buyer will pay the Cash Payment to the Seller;

(e) The Buyer will execute the Promissory Note attached hereto as Exhibit A;

(f) The buyer will execute the Employment Agreement attached hereto as Exhibit B;

(g) The Company will provide to the Buyer all necessary authorization to enable the Buyer to obtain access to all the Company's bank and other similar accounts, safe-deposit boxes, vaults, other secure accounts and places, passwords, access codes, and any other information necessary or helpful for the Buyer to operate the business of the Company.

Section 6.03 Consummation of Closing. All acts, deliveries, and confirmations to be completed at the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act, delivery, or confirmation of the Closing, and none of such acts, deliveries, or confirmations will be effective unless and until the last of the same will have occurred.

Article VII. COVENANTS OF BUYER; POST-CLOSING MATTERS

Section 7.01 Trademarks and Tradenames. As of the Closing Date, Seller shall assign to the Company, to the extent owned by Seller, without warranty, the sole and exclusive right to use the names Kenevir and any similar name or forms thereof, and Seller shall have no right to use the foregoing names from and after the Closing Date.

Section 7.02 Indemnification by Buyer. Buyer will indemnify, defend, and hold Seller harmless from and pay any and all losses, costs, damages, claims, obligations, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and costs), whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims (collectively, "Claims"), directly or indirectly resulting from, relating to, arising out of or attributable to any of the following:

(a) any breach of any representation or warranty Buyer has made in this Agreement; and

(b) any breach, violation or default by Buyer of any covenant, agreement or obligation of Buyer in this Agreement; and

(c) any acts or conduct of Buyers in connection with the Company occurring after the Closing Date.

Section 7.03 Indemnification by Seller. Seller shall indemnify, defend, and hold Buyer, and each of Buyer's members, officers, directors, employees, and agents harmless from and pay any and all losses, costs, damages, claims, obligations, liabilities and expenses (including, without limitation, all reasonable attorneys' fees and costs), whether known or unknown, contingent or vested, matured or unmatured, and whether or not resulting from third-party claims (collectively, "Claims"), directly or indirectly resulting from, relating to, arising out of or attributable to any of the following:

(a) any breach of any representation or warranty Seller has made in this Agreement; and

(b) any breach, violation or default by Seller of any covenant, agreement or obligation of Seller in this Agreement; and

(c) any acts or conduct of Seller in connection with the Company occurring prior to the Closing Date.

Article VIII. General Provisions

Section 8.01 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes any and all prior understandings, agreements, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

Section 8.02 Waiver. Any provision or condition of this Agreement may be waived at any time, in writing, by the party entitled to the benefit of such provision or condition. Waiver of any breach of any provision will not be a waiver of any succeeding breach of the provision or a waiver of the provision itself or any other provision.

Section 8.03 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the State of Oregon without reference to, and regardless of, any applicable choice or conflicts of laws principles.

Section 8.04 Execution of Agreement; Counterparts; Electronic Signatures.

(a) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterparts.

(b) The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

Section 8.05 Further Assurances. Each of the parties hereto shall from time to time at the request of the other party hereto, and without further consideration, execute and deliver to such other party such further instruments of assignment, transfer, conveyance and confirmation and take such other action as the other party may reasonably request in order to more effectively fulfill the purposes of this Agreement.

Section 8.06 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision hereof is determined by a court of competent jurisdiction or an arbitrator to be invalid or unenforceable, such provision shall be limited to the extent necessary to make it valid and enforceable, or if necessary, severed from this Agreement, and the remainder of the Agreement shall be in full force and effect.

Section 8.07 Attorneys' Fees. If either party brings a claim or lawsuit against the other party to this Agreement to interpret or enforce any of the terms of this Agreement, or to interpret or enforce the Promissory Note, the prevailing party shall, in addition to all other damages, be entitled to reasonable attorneys' fees and costs, costs of witnesses, and costs of investigation from the non-prevailing party.

Section 8.08 Amendment and Termination. This Agreement may be amended or terminated only upon a writing executed by both Buyer and Seller.

Section 8.09 Successors and Assigns. Subject to the provisions of this Agreement relating to the transferability of Seller's Shares, this Agreement shall be binding upon and inure to the benefit of Buyer and Seller and their respective successors and assigns. Whenever appropriate in this Agreement, references to Buyer or Seller shall be deemed to refer to such company's successors or assigns.

Section 8.10 Dispute Resolution.

(a) Arbitration. All disputes concerning this Agreement shall be settled by arbitration, before one arbitrator, in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The arbitrator shall be selected in accordance with such commercial arbitration rules. A party is entitled to initiate an arbitration proceeding if a dispute cannot be resolved amicably within ten days after the other party has been notified of the existence of the dispute. The arbitrator is authorized to grant injunctive relief and/or specific performance in addition to monetary relief. The arbitrator hereby is instructed to interpret and enforce this Agreement in strict accordance with its terms, and in accordance with Oregon law. All arbitration proceedings shall be held in Portland, OR.

(b) Equitable Relief. Notwithstanding the foregoing, each party is entitled to bring an action for temporary or preliminary injunctive relief at any time in any court of competent jurisdiction in order to prevent irreparable injury that might result from a breach of this Agreement. Furthermore, upon the occurrence of an event of default, Seller is entitled to exercise all of the rights and remedies described in this Agreement and, at any time, to bring an action in a court of competent jurisdiction (or, at its election, to initiate an arbitration proceeding) for purposes of enforcing the terms of this Agreement.

(c) Award. The award of the arbitrator in any arbitration proceeding shall be final and may be enforced in any court of competent jurisdiction, and an action to compel arbitration may be brought in any court of competent jurisdiction. The unsuccessful party to any arbitration proceeding or to any court action that is permitted by this Agreement shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees and the fees of the arbitrator, incurred therein by the successful party. EACH PARTY AGREES THAT, TO THE EXTENT PERMISSIBLE BY LAW, ALL RIGHTS TO A TRIAL BY A JURY OF ANY CLAIM CONCERNING THIS AGREEMENT ARE ABSOLUTELY AND FOREVER WAIVED.

Executed as of the date first above written.

Buyer	Seller
By: [signature]	By: [signature]
Printed Name: William H Waldrop	Printed Name: Anthony Smith
Buyer: EVIO, Inc.	Seller: Anthony R. Smith
Title: CEO	Title: President